    As filed with the Securities and Exchange Commission on February 7, 2002
                                                  Commission File No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            WOODWARD GOVERNOR COMPANY
               (Exact name of issuer as specified in its charter)

          Delaware                                               36-1984010
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                            5001 North Second Street
                            Rockford, Illinois 61111
                    (Address of principal executive offices)

                WOODWARD GOVERNOR COMPANY 2002 STOCK OPTION PLAN
           (formerly, the 1996 Long-Term Incentive Compensation Plan)
                            (Full title of the plan)

         John A. Halbrook                           COPIES OF COMMUNICATIONS TO:
Chairman and Chief Executive Officer                       Steven L. Clark
     5001 North Second Street                             Chapman and Cutler
     Rockford, Illinois 61111                           111 West Monroe Street
          (815) 877-7441                               Chicago, Illinois 60603
    (Name, address and telephone                           (312) 845-3000
   number of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                           PROPOSED      PROPOSED
                                                            MAXIMUM       MAXIMUM
                                         AMOUNT            OFFERING      AGGREGATE        AMOUNT OF
         TITLE OF SECURITIES              TO BE           PRICE PER       OFFERING      REGISTRATION
          TO BE REGISTERED              REGISTERED          UNIT(1)        PRICE            FEE
----------------------------------------------------------------------------------------------------
Common Stock, $.00875 par value         1,300,000 shares    $54.85         $71,305,000    $6,560
====================================================================================================

----------

1 Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee.

PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents which have been filed with the Securities and Exchange Commission (the "COMMISSION") by Woodward Governor Company, a Delaware corporation (the "COMPANY"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001; and

          (b) Description of the Common Stock of the Company contained in the Company's Form A-2 (File No. 2-4446) filed with the Commission on June 28, 1940.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

     The Company undertakes to provide without charge to each person to whom a copy of the Prospectus relating to this Registration Statement has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in such Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Woodward Governor Company, 5001 North Second Street, Rockford, Illinois 61111, Attention: Carol J. Manning (815) 877-7441.

Item 6.   Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL"), sets forth the conditions and limitations governing the indemnification of officers, directors, and other persons.

     The Certificate of Incorporation and Bylaws of the Company provide for indemnification by the Company of certain persons (including officers and directors) in connection with any action, suit or proceeding brought or threatened against such person by reason of his position with the Company or service at the request of the Company. The Bylaws further provide that indemnification shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145(g) of the DGCL and Article VII, Section(h) of the Bylaws also authorize the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the DGCL or the Bylaws. The Company currently maintains a directors' and officers' liability policy to insure its liability under the above-described provisions and to insure its individual directors and officers against certain obligations not covered by such provisions.

Item 8.   Exhibits

     See List of Exhibits on page II-6 hereof.

Item 9.   Undertakings

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "SECURITIES ACT");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on February 7, 2002.

                                        WOODWARD GOVERNOR COMPANY

                                        By        /s/ John A. Halbrook
                                          --------------------------------------
                                                    John A. Halbrook
                                          Chairman and Chief Executive Officer
                                              (Principal executive officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, John A. Halbrook and Stephen P. Carter and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying, and conforming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURES                               TITLE                                 DATE

/s/ Stephen P. Carter         Vice President, Chief Financial Officer and       February 7, 2002
------------------------      Treasurer
Stephen P. Carter

/s/ J. Grant Beadle                               Director                      February 7, 2002
------------------------
J. Grant Beadle

/s/ Vern H. Cassens                               Director                      February 7, 2002
------------------------
Vern H. Cassens


                                      II-4

       SIGNATURES                               TITLE                                 DATE
/s/ Paul Donovan                                  Director                      February 7, 2002
------------------------
Paul Donovan

/s/ Lawrence E. Gloyd                             Director                      February 7, 2002
------------------------
Lawrence E. Gloyd

/s/ John A. Halbrook                              Director                      February 7, 2002
------------------------
John A. Halbrook

/s/ Thomas W. Heenan                              Director                      February 7, 2002
------------------------
Thomas W. Heenan

/s/ Rodney O'Neal                                 Director                      February 7, 2002
------------------------
Rodney O'Neal

/s/ J. Peter Jeffrey                              Director                      February 7, 2002
------------------------
J. Peter Jeffrey

/s/ Michael H. Joyce                              Director                      February 7, 2002
------------------------
Michael H. Joyce

/s/ Michael T. Yonker                             Director                      February 7, 2002
------------------------
Michael T. Yonker

                                                                                 PAGE NUMBER IN
EXHIBIT                                                                            SEQUENTIAL
NUMBER                                  DESCRIPTION                             NUMBERING SYSTEM

      4.1      Woodward Governor Company 2002 Stock
               Option Plan (formerly, the 1996 Long-Term
               Incentive Compensation Plan) ...............................

      4.2      Specimen Certificate (incorporated by reference
               from the Company's Form A-2 (File No. 2-4446)
               filed with the Commission on June 28, 1940) ................

      5.1      Opinion of Chapman and Cutler regarding legality
               of the Common Stock to be issued under the
               Woodward Governor 2002 Stock Option Plan ...................

     23.1      Consent of Chapman and Cutler (included in
               Exhibit 5.1) ...............................................

     23.2      Consent of Independent Accountants .........................

     25.1      Power of Attorney (set forth on page II-4 of this
               Registration Statement) ....................................

                                                                     EXHIBIT 4.1

                            WOODWARD GOVERNOR COMPANY
                             2002 STOCK OPTION PLAN
                           (EFFECTIVE JANUARY 1, 2002)

Woodward Governor Company (the "Company") previously established the Woodward Governor Company 1996 Long-Term Incentive Compensation Plan (the "Plan") to further the long-term growth and profitability of the Company by offering long-term incentives in addition to current compensation to certain key management worker members of the Company and to provide such participating worker members with an equity position in the Company to further align their interests with those of the shareholders of the Company. The Plan was amended, April 26, 2001, to extend participation in the Plan to members of the Company's Board of Directors (the "Board") who are not also worker members of the Company. The Plan is intended to stimulate such individuals' efforts on the Company's behalf, maintain and strengthen their desire to remain with the Company, and encourage such individuals to have a greater personal financial investment in the Company through ownership of its Common Stock.

The following provisions constitute an amendment and restatement of the Plan, effective as of January 1, 2002 (the "Effective Date"), which on and after such date shall be known as the "Woodward Governor Company 2002 Stock Option Plan."

1.   PLAN ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board or any successor committee thereto (the "Committee") as determined by the Board. The Committee shall consist of not less than two members of the Board, each of whom shall qualify as a "nonemployee director" within the meaning of Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan, and to make such determinations and to take such action in connection therewith or in relation to the Plan as it deems necessary or advisable. Determinations by the Committee under the Plan including without limitation, determinations of the eligible Participants, the form, amount and timing of Stock Options (as defined in Section 4), the terms and provisions of Stock Options, and the agreements evidencing Stock Options, need not be uniform and may be made selectively among the individuals who receive, or are eligible to receive, Stock Options hereunder, whether or not such individuals are similarly situated. Any determination by the Committee with respect to the terms and provisions of the Plan or any Stock Option agreement shall be final, binding and conclusive on all parties.

2.   ELIGIBILITY

Key management worker members of the Company, its subsidiaries and its affiliates, who meet the common law definition of an employee, whether or not directors of the Company, shall be eligible to participate in the Plan ("Eligible Worker Members") if designated by the Committee. Members of the Board who are not regular worker members shall also be eligible for participation in the Plan if so designated by the Committee or the Board; provided, however, such directors shall not be eligible to receive Incentive Stock Options under the Plan. Eligible Worker Members and members of the Board who are awarded Stock Options under the Plan are referred to as "Participants."

3.   SHARES AVAILABLE FOR STOCK OPTION AWARDS.

(a) SHARES SUBJECT TO ISSUANCE OR TRANSFER. Subject to adjustment as provided in Section 3.(c) hereof, 2,100,000 shares of the Company's common stock ("Common Stock") shall be reserved for granting Stock Options under the Plan. The maximum number of Shares available for granting Stock Options under this plan to Members of the Board who are not regular worker members shall be 150,000.

     The number of shares of Common Stock available for granting Stock Options under the Plan shall be increased by the number of shares underlying Stock Options which have lapsed, expired, been forfeited or been canceled for any reason without the issuance of shares of Common Stock (including shares which are not delivered but which are, instead, retained to satisfy the Participant's tax withholding obligations). Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or from Common Stock held in the Treasury.

(b) MAXIMUM SHARES TO ANY ELIGIBLE WORKER MEMBER. Subject to adjustment as provided in Section 3.(c) hereof, no Eligible Worker Member shall receive Stock Options covering more than 100,000 shares of Common Stock in any given calendar year. Notwithstanding this limitation the Committee may grant Stock Options covering up to 500,000 shares to the Chief Executive Officer during the 12-month period following such individual's date of hire.

(c) RECAPITALIZATION ADJUSTMENT. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the Plan, and in the number and kind of shares subject to outstanding Stock Options and the option price thereof.

     In the event of a merger or consolidation of the Company with another entity following which the Company is not the surviving entity (as determined by the Committee), or in the event of a sale of all or substantially all of the assets of the Company to an unrelated third party, the Committee may cancel all outstanding Stock Options as of the date of such transaction, provided that (i) Participants are provided with reasonable advance notice of such cancellation and are given an opportunity to exercise all outstanding Stock Options prior to the effective date of such cancellation, or (ii) Participants receive a payment or other benefit that the Committee, in good faith, believes is reasonable compensation for such cancelled Stock Options.

4.   STOCK OPTIONS

The Committee may grant options that qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code or any successor statute thereto, and "Nonqualified Stock Options" which do not qualify as Incentive Stock Options (collectively "Stock Options"). Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) OPTION PRICE. The option price per share with respect to each Stock Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted, but in no event less than the par value of the Common Stock. With the exception of "recapitalization adjustments", as provided for in Section 3.(c) hereof, once the option price has been established it will not be changed.

     The "Fair Market Value" of a share of Common Stock, as of any date, will be the price quoted on the Nasdaq National Market at the close of the business on such date.

(b) PERIOD OF OPTION. The expiration date of each Stock Option shall be fixed by the Committee but shall be no later than the tenth anniversary of the grant date.

(c) PAYMENT. The option price shall be payable in cash or, if permitted by the Committee, by delivery of shares of Common Stock previously owned and held by the Participant for at least six months having a Fair Market Value equal to the option price. Such payment shall be made at the time the Stock Option is exercised. No shares shall be issued until full payment therefor has been made, together with satisfaction of any applicable withholding taxes. The holder of a Stock Option shall have none of the rights of a shareholder of the Company until the Stock Option is exercised and shares of Common Stock are issued in such individual's name.

(d) EXERCISE OF OPTION. The shares covered by a Stock Option may be purchased in such installments, on such exercise dates and during such periods as determined by the Committee at the time the option is granted.

(e) VESTING. The minimum vesting period will be a one-year period of service with the Company following the date the Stock Option is granted. The Committee may condition exercisability of a Stock Option over a longer specified period of service with the Company.

(f) TERMINATION OF MEMBERSHIP. Upon the termination of a Participant's membership or service on the Board, as applicable, for any reason other than retirement, death, disability or cause, any portion of a Stock Option that is not exercisable on such termination date shall expire and be permanently forfeited unless otherwise determined by the Committee at the time of grant. The Participant may exercise the portion of the Stock Option that is exercisable on such termination date within the time period, if any, determined by the Committee at the time of grant, but in no event later than the expiration date of the Stock Option. If a Participant's membership is terminated for cause, as defined by the Committee, the Committee may provide that all vested and unvested rights under the Stock Option shall expire upon receipt of the notice of such termination.

(g) RETIREMENT. Upon a Participant's retirement (as defined below), all shares subject to outstanding Stock Options held by such Participant shall become immediately exercisable. Following retirement, the Participant may exercise any outstanding Stock Options within the time period, if any, determined by the Committee at the time of grant, but not later than the expiration date of the Stock Option. Any portion of a Stock Option that is not exercised during such time period shall expire at the end of such period and may not be exercised thereafter. Unless determined otherwise by the Committee, "retirement" shall mean termination of a Participant's membership after attainment of (i) age 55 and 10 years of service with the Company, or (ii) age 65. The Committee shall determine whether termination of service on the Board constitutes a retirement for purposes of the Plan.

(h) DEATH. Upon the death of a Participant, all shares subject to outstanding Stock Options held by such Participant shall become immediately exercisable. Following the Participant's death, his or her legal representative may exercise any outstanding Stock Options within the time period, if any, determined by the Committee at the time of grant, but not later than the expiration date of the Stock Option. Any portion of a Stock Option that is not exercised during such time period shall expire at the end of such period and may no longer be exercised.

(i) DISABILITY. Upon termination of membership or service on the Board, as applicable, by reason of a Participant's disability (as defined by the Committee), all shares subject to outstanding Stock Options held by such Participant shall become immediately exercisable. Following termination for disability, the Participant may exercise any outstanding Stock Options within the time period, if any, determined by the Committee at the time of grant, but not later than the expiration date of the Stock Option. Any portion of a Stock Option that is not exercised during such time period shall expire at the end of such period and may no longer be exercised.

(j) CHANGE OF CONTROL. Notwithstanding anything in the Plan to the contrary any Stock Option outstanding but not yet exercisable will become exercisable upon a change in control of the Company, as defined by the Committee.

(k) LIMITS ON INCENTIVE STOCK OPTIONS. Except as may otherwise be permitted by the Code, the Committee shall not grant to an Eligible Worker Member Incentive Stock Options that, in the aggregate, are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Options are granted, exceeds $100,000.

(l) COMPLIANCE WITH SECURITIES LAWS. The Company shall not be obligated to sell or issue any shares pursuant to any Stock Option unless the shares with respect to which the option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws.

5.   DISCONTINUANCE OR AMENDMENT OF THE PLAN

The Board of Directors may discontinue or amend the Plan at any time; provided, however, subject to Section 3, no such discontinuance or amendment shall materially adversely affect any outstanding Stock Options; provided further, that the Board may not amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with any requirement of applicable law or regulation. No Stock Options shall be granted under the Plan after December 31, 2006.

6.   NONTRANSFERABILITY

Stock Options granted under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that a Participant who receives a Stock Option under the Plan has the right to exercise such Stock Option, the Stock Option may be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee Chairman, in such individual's sole discretion, may permit a Participant to transfer Nonqualified Stock Options granted under the Plan to a member of the Participant's family, to a trust for the benefit of the Participant or members of the Participant's family or to a partnership or limited liability company, the partners or members of whom are the Participant or members of the Participant's family.

7.   NO RIGHT OF MEMBERSHIP

The Plan and the Stock Options granted hereunder shall not confer upon any Eligible Worker Member the right to continued membership with the Company, its subsidiaries and its affiliates or affect in any way the right of such entities to terminate the membership of an Eligible Worker Member at any time and for any reason.

8.   TAXES

The Company shall be entitled to withhold the amount necessary to satisfy the federal, state and local withholding requirements attributable to any option granted, any amount payable or shares deliverable under the Plan after giving the person entitled to receive such amount or shares notice as far in advance as practicable. If the Committee permits this obligation to be met using shares deliverable under the Plan, the Company will only withhold the number of shares necessary to satisfy its withholding obligations at the minimum statutory tax rate. Alternatively, the Committee may require the grantee to remit an amount in cash or in Common Stock to satisfy such tax withholding requirements. If the Participant tenders shares of previously owned Common Stock to satisfy tax withholding, such shares may not have a Fair Market Value in excess of the Company's withholding obligation at the minimum statutory tax rate unless such Common Stock has been held by the Participant at least six months.

9.   WRITTEN AGREEMENTS

Each award of Stock Options shall be evidenced by a written agreement, executed by the Participant and the Company, which shall contain such restrictions, terms and conditions as the Committee may require.

10.  SHAREHOLDER APPROVAL

This amendment and restatement of the Plan is subject to and contingent upon approval of the shareholders of the Company.

                                                                     EXHIBIT 5.1

                                February 7, 2002

Woodward Governor Company
5001 North Second Street
Rockford, Illinois  61111

     Re:       Woodward Governor Company
               Form S-8 Registration Statement
               -------------------------------

Gentlemen:

     We have acted as counsel for Woodward Governor Company (the "COMPANY"), in connection with the registration statement on Form S-8 (the "REGISTRATION STATEMENT") of the Company which is being filed with the Securities and Exchange Commission on February 7, 2002 covering up to 1,300,000 shares of the Company's Common Stock, $.00875 par value (the "COMMON STOCK"), issuable to eligible participants in the Woodward Governor Company 2002 Stock Option Plan (formerly, the 1996 Long-Term Incentive Compensation Plan) (the "PLAN").

     As such counsel, we have examined the Certificate of Incorporation and Bylaws of the Company, the Plan, the Registration Statement and such other corporate documents and records and have made such other inquiries as we have deemed necessary or advisable in order to enable us to render the opinions hereinafter set forth.

     The Plan provides that shares of Common Stock issuable to participants in the Plan may be authorized but unissued shares of Common Stock or issued shares of Common Stock held in the Treasury.

     Based on the foregoing, we are of the opinion that:

          1. When authorized but unissued shares of Common Stock issuable to participants in the Plan have been issued, sold and delivered pursuant to and as provided by the Plan, such shares of Common Stock will be legally issued, fully paid and nonassessable.

          2. The shares of Common Stock issued as of the date hereof which will be delivered to participants in the Plan have been duly authorized and are legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Respectfully submitted,


                                        Chapman and Cutler

SLClark

                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 31, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Woodward Governor Company, which is incorporated by reference in Woodward Governor Company's Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the incorporation by reference of our report dated October 31, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Chicago, Illinois
February 7, 2002


                                      - 1 -